UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 2, 2008

PLY GEM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114041 (Commission File No.)	20-0645710 (IRS Employer Identification No.)

5020 Weston Parkway, Suite 400 Cary, North Carolina 27513 (Address of principal executive offices)

(919) 677-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On June 2, 2008, Ply Gem Holdings, Inc. (the “Company”), Ply Gem Industries, Inc., a wholly-owned subsidiary of the Company (“Ply Gem Industries”), and each of the direct and indirect subsidiaries of Ply Gem Industries (collectively with the Company, the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with certain representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”).  Pursuant to the Purchase Agreement, the Initial Purchasers have agreed to purchase,  and Ply Gem Industries has agreed to sell, $700.0 million aggregate principal amount of Ply Gem Industries’ 11.75% Senior Secured Notes due 2013 (the “Notes”).  The Initial Purchasers intend to resell the Notes in an offering exempt from registration under the Securities Act of 1933, as amended (the "Offering").  The Notes will be guaranteed by the Guarantors.  The sale of the Notes is expected to close on June 9, 2008.  The Purchase Agreement contains representations and warranties, covenants and closing conditions that are customary for transactions of this type.  In addition, Ply Gem Industries and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities on customary terms.

In the ordinary course of their businesses, the Initial Purchasers and certain of their affiliates have in the past and may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates. In particular, certain affiliates of the Initial Purchasers are agents and/or lenders under Ply Gem  Industries’ existing senior credit facilities and will be agents and/or lenders under its new $150 million senior secured asset-based revolving credit facility to be entered into at the closing of the Offering.

Item 8.01                      Other Events.

On June 3, 2008, Ply Gem Industries issued a press release announcing the pricing of the Offering.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01                      Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Company Name: PLY GEM HOLDINGS, INC.

Dated: June 6, 2008	By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release